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                    PHELPS DODGE CORPORATION AND SUBSIDIARIES
                                   Exhibit 11

COMPUTATION OF PER SHARE EARNINGS
(in millions except per share data)

                                                                              For the years
                                                                                  ended
                                                                               December 31,
                                                                         -----------------------
                                                                           2004     2003    2002
                                                                         --------   ----   ------
Income (loss) before extraordinary item and cumulative
     effect of accounting changes......................................  $1,046.3   18.1   (315.2)
Extraordinary gain.....................................................         -   68.3        -
Cumulative effect of accounting changes (1)............................         -    8.4    (22.9)
                                                                         --------   ----    -----

Net income (loss)......................................................  $1,046.3   94.8   (338.1)
Preferred stock dividends..............................................     (13.5) (13.5)    (9.1)
                                                                         --------   ----    -----
Net income (loss) applicable to common shares..........................  $1,032.8   81.3   (347.2)
                                                                         ========   ====    =====

Basic:
     Weighted average number of common shares outstanding..............      93.4   88.8     84.1

Diluted:
     Weighted average number of common shares outstanding..............      93.4   88.8     84.1
     Weighted average common stock equivalents - stock options.........       0.9    0.4        -
     Weighted average common stock equivalents - restricted stock......       0.4    0.2      0.3
     Weighted average conversion of mandatory convertible preferred....
        stock..........................................................       4.2    4.7      2.8
                                                                         --------   ----    -----
     Diluted weighted average number of common shares outstanding (2)..      98.9   94.1     87.2

Basic earnings (loss) per common share:

     Income (loss) before extraordinary item and cumulative
        effect of accounting changes...................................  $  11.06   0.06    (3.86)
           Extraordinary item..........................................         -   0.77        -
           Cumulative effect of accounting changes (1).................         -   0.09    (0.27)
                                                                         --------   ----    -----
     Basic earnings (loss) per common share............................  $  11.06   0.92    (4.13)
                                                                         ========   ====    =====

Diluted earnings (loss) per common share:

     Income (loss) before extraordinary item and cumulative
        effect of accounting changes...................................  $  10.58   0.06    (3.86)
           Extraordinary item..........................................         -   0.76        -
           Cumulative effect of accounting changes (1).................         -   0.09    (0.27)
                                                                         --------   ----    -----
     Diluted earnings (loss) per common share (2)......................  $  10.58   0.91    (4.13)
                                                                         ========   ====    =====

(1) The year ended December 31, 2003, included adoption of SFAS No. 143, "Accounting for Asset Retirement Obligations;" and the year ended December 31, 2002, included adoption of SFAS No. 142, "Goodwill and Other Intangible Assets."

(2) The incremental shares associated with the assumed conversion of the mandatory convertible preferred shares to common shares were excluded from the December 31, 2003 and 2002, diluted earnings per share calculation as the impact would have been anti-dilutive. The incremental shares associated with stock options and restricted stock to common shares were excluded from the diluted loss per share calculation for the year ended December 31, 2002, as their impact would have been anti-dilutive.